SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): January 8, 2004
                                                           ----------------

                              BARNES & NOBLE, INC.
                              --------------------

             (Exact name of Registrant as Specified in its Charter)



        Delaware                1-12302                     06-1196501
     ---------------     ----------------------        ---------------------
     (State or other    (Commission File Number)      (IRS Employer
      Jurisdiction of                                  Identification No.)
      Incorporation)

  122 Fifth Avenue, New York, NY                         10011
  ------------------------------                        --------
(Address of Principal Executive Offices)              (Zip Code)

        Registrant's Telephone Number, Including Area Code (212) 633-3300
                                                           --------------


          -----------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

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Item 5. Other Events.

     On January 8, 2004, Barnes & Noble, Inc. ("Barnes & Noble") issued a press release announcing that it had entered into an Agreement and Plan of Merger, dated as of January 8, 2004 (the "Merger Agreement"), with B&N.com Holding Corp., B&N.com Acquisition Corp. ("Acquisition Corp.") and barnesandnoble.com inc. ("Barnes & Noble.com"). Pursuant to the Merger Agreement, Acquisition Corp. would merge with and into Barnes & Noble.com (the "Merger"), with Barnes & Noble.com as the surviving corporation and an indirect wholly owned subsidiary of Barnes & Noble. In the Merger, the shareholders of Barnes & Noble.com would receive $3.05 in cash for each share of Barnes & Noble.com that they own. Consummation of the Merger is subject to certain closing conditions set forth in the Merger Agreement.

     A copy of the Merger Agreement is filed herewith and incorporated herein by reference as Exhibit 2.1. A copy of the press release with respect to the Merger is filed herewith as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

       (c) Exhibits

       2.1 Agreement and Plan of Merger, by and among Barnes & Noble, B&N.com Holding Corp., Acquisition Corp. and Barnes & Noble.com, dated as of January 8, 2004.

       99.1 Press Release issued by Barnes & Noble on January 8, 2004.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         BARNES & NOBLE, INC.


                                         By:/s/ Joseph Lombardi
                                           ---------------------------------
                                           Joseph Lombardi
                                           Chief Financial Officer

Date: January 8, 2004

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                                 EXHIBIT INDEX

EXHIBIT NO.      DESCRIPTION
----------       -----------

Exhibit 2.1 Agreement and Plan of Merger, by and among Barnes & Noble, B&N.com Holding Corp., Acquisition Corp. and Barnes & Noble.com, dated as of January 8, 2004.

Exhibit 99.1     Press Release issued by Barnes & Noble on January 8, 2004.